SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: January 8, 2003
(Date of earliest event reported)

TIVO INC.
(exact name of registrant as specified in its charter)

Commission File:  000-27141

Delaware (State or other jurisdiction of incorporation or organization)	77-0463167 (I.R.S. Employer Identification No.)

2160 Gold Street
P.O. Box 2160
Alviso, California 95002
(Address of Principal executive offices, including zip code)

(408) 519-9100
(Registrant’s telephone number, including area code)

ITEM 5.  OTHER EVENTS

On January 8, 2003, we entered into an amendment to the product development agreement dated February 15, 2002 with DIRECTV, Inc. The amendment adds provisions relating to, among other things, the product requirements, the development schedule and the milestone payment schedule for the development of a TiVo-DIRECTV combination device capable of receiving and recording high-definition television signals and new versions of the associated client software. The amendment also revises provisions relating to, among other things, various obligations of the parties under the product development agreement.

The exact terms of the amendment are contained in the Third Amendment to Development Agreement attached as exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this report. The descriptions of the amendment set forth in this report do not purport to be complete and are qualified in their entirety by the provisions of the Third Amendment to Development Agreement.

ITEM 7.  FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

Exhibit Number	Description

10.1+	Third Amendment to Development Agreement dated as of January 8, 2003 by and between TiVo Inc. and DIRECTV, Inc.

+ Confidential treatment has been requested as to portions of this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: January 14, 2003	By:	/s/ David H. Courtney
David H. Courtney Chief Financial Officer and Executive Vice President Worldwide Operations and Administration (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1+	Third Amendment to Development Agreement dated as of January 8, 2003 by and between TiVo Inc. and DIRECTV, Inc.

+	Confidential treatment has been requested as to portions of this exhibit.